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                                                                    EXHIBIT 99.1



DATE:    May 31, 2005

TO:      All Media                                   [STANDARD MANAGEMENT LOGO]

FROM:    Standard Management
         10689 N. Pennsylvania Street
         Indianapolis, Indiana 46280

CONTACT: Michael B. Berry
         Investor Relations
         Phone: 317-574-2865



           STANDARD MANAGEMENT ANNOUNCES REGULATORY APPROVAL FOR SALE
                OF STANDARD LIFE AND RESIGNATION OF THE COMPANY'S
                        PRESIDENT/CHIEF FINANCIAL OFFICER


INDIANAPOLIS, May 31 --- Standard Management Corporation ("Standard Management" or the "Company") (Nasdaq: SMAN) announced today that the Indiana Department of Insurance has issued an order approving the sale of its life insurance subsidiary, Standard Life Insurance Company of Indiana, to Capital Assurance Corporation. The approval by the Department of Insurance followed a public meeting held by the Department of Insurance on the proposed transaction on May 20, 2005. As previously announced, the proposed sale was approved by the Company's shareholders on May 18, 2005.

The sale is expected to close within the next ten days and remains subject to routine closing conditions specified in the Stock and Asset Purchase Agreement executed by Standard Management Corporation and Capital Assurance Corporation on February 9, 2005.

In other developments, Standard Management also announced today that it has accepted, effective May 31, 2005, the resignation of P.B. ("Pete") Pheffer, President and Chief Financial Officer of the Company. Mr. Pheffer has claimed that under his employment agreement, he is entitled to a lump-sum severance payment of approximately $3.8 million. With the exception of approximately $50,000 which will become due to Mr. Pheffer, the Company disagrees with and intends to vigorously contest Mr. Pheffer's severance claim.

Ronald D. Hunter, Chairman and Chief Executive Officer of the Company, stated "We are pleased to receive the approval of the Indiana Department of Insurance. We will continue our rapid move toward the closing of the sale of the Company's financial services business. We also thank Mr. Pheffer for his contributions to Standard Management over the years, including, most recently, his efforts in connection with the pending sale of the financial services business." As a result of Mr. Pheffer's resignation, the Board of Directors has asked Mr. Hunter to reassume the role of President of the Company. The Board is considering the appointment of an interim Chief Financial Officer to serve while the Board searches for a full-time replacement.


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This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933. The use of the words "believe," "expect," "anticipate," "intend," "estimate," "could," "plans" and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the amount of the payment, if any, owed to Mr. Pheffer and the closing of the pending sale of Standard Life Insurance Company of Indiana. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to interpretation of the contractual provisions relating to the amount owed Mr. Pheffer as a result of his resignation or negotiations between the parties with respect thereto. We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward- looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Standard Management is a financial holding company headquartered in Indianapolis, Indiana. Standard Life Insurance Company of Indiana is a wholly owned subsidiary of Standard Management also headquartered in Indianapolis. Information about both companies can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at http://www.sman.com.